UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Anjaneya Techno Park, No. 147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on January 23, 2026, Zoomcar Holdings, Inc. (the “Company”) commenced an offer (the “Offer to Exchange”) to holders of certain of the Company’s outstanding privately issued warrants, consisting of Common Warrants, 2026 Common Warrants, Series A Warrants, Series B Warrants, Pre-Funded Warrants, Bridge Placement Agent Warrants, Placement Agent Warrants, and Series A Placement Agent Warrants, as more accurately described in the Offer to Exchange documents (collectively, the “Existing Warrants”), to exchange such Existing Warrants for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

The Offer to Exchange expired at 5:00 p.m., Eastern Time, on August 14, 2026 (the “Expiration Date”). Based on the certification of Vinyl Equity, Inc., the exchange agent for the Offer to Exchange, as set forth in the Exchange Agent Certificate of Warrants Tendered dated August 18, 2026, an aggregate of 832 letters of transmittal representing 6,029,194 Existing Warrants were validly tendered and not withdrawn as of the Expiration Date and were accepted by the Company for exchange.

In exchange for the Existing Warrants accepted for exchange, the Company will issue an aggregate of 317,683,180 shares of Common Stock in accordance with the exchange ratios set forth in the Offer to Exchange. No cash consideration was paid or received by the Company in connection with the exchange. As a condition to receiving shares of Common Stock in the Offer to Exchange, each tendering holder was required to execute and deliver a lock-up agreement in favor of the Company, restricting transfer of 50% of the shares received until the date that is twelve (12) months after the Expiration Date, and the remaining 50% of such shares until the date that is eighteen (18) months after the Expiration Date, in each case subject to customary exceptions. The Company did not engage a placement agent or other solicitation agent in connection with the Offer to Exchange, and no commission or other remuneration was paid or given, directly or indirectly, for soliciting tenders. All Existing Warrants accepted for exchange will be retired and canceled upon issuance of the corresponding shares.

The shares of Common Stock issuable in the Offer to Exchange have not been registered under the Securities Act and will be issued as “restricted securities” bearing a Securities Act restricted legend and a lock-up legend. The Company relied on the exemption from registration provided by Section 3(a)(9) of the Securities Act, as the exchange was made exclusively with the Company’s existing security holders and no commission or other remuneration was paid or given, directly or indirectly, for soliciting the exchange.

Item 7.01 Regulation FD Disclosure.

On August 31, 2026, the Company issued a press release announcing completion of the Offer to Exchange. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The information set forth under Item 3.02 of this Current Report regarding the Offer to Exchange is incorporated herein by reference. On or about the date hereof, the Company is filing Amendment No. 10 to its Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, as the final amendment reporting the results of the Offer to Exchange described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026

ZOOMCAR HOLDINGS, INC.

By:	/s/ Deepankar Tiwari
Name:	Deepankar Tiwari
Title:	Chief Executive Officer

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